                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-88971
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4



                          NEXTEL COMMUNICATIONS, INC.


                   PROSPECTUS SUPPLEMENT DATED MARCH 22, 2000
                      TO PROSPECTUS DATED DECEMBER 3, 1999

     The selling stockholders table on pages 21-24 of the prospectus, as amended, is hereby further amended to update the information regarding the following entities in the prospectus and their respective amounts of 4 3/4% convertible senior notes due 2007.

                                         CONVERTIBLE NOTES              COMMON STOCK
                                    ---------------------------      -----------------
                                     PRINCIPAL      PRINCIPAL
                                     AMOUNT OF      AMOUNT OF                    NUMBER OF
                                    CONVERTIBLE    CONVERTIBLE     NUMBER OF      SHARES
NAME OF SELLING STOCKHOLDER         NOTES OWNED   NOTES OFFERED   SHARES OWNED    OFFERED
                                    -----------   -------------   ------------  ----------
Boulder Capital Inc.                 $4,250,000     $4,250,000         0             0

Boulder II Limited                   $9,700,000     $9,700,000         0             0

Onex Industrial Partners Limited     $3,300,000     $3,300,000         0             0

Pebble Capital Inc.                  $3,750,000     $3,750,000         0             0

Teffories & Company                      $5,000         $5,000         0             0

